                                                                      EXHIBIT 11

                              WYLE ELECTRONICS                       PAGE 1 OF 2

                    CALCULATION OF INCOME (LOSS) PER SHARE

             FOR THE YEARS ENDED DECEMBER 31, 1996, 1995, AND 1994
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                 1996      1995       1994
                                                -------   -------   ---------
Income (loss) applicable to common shares:
 Income from continuing operations              $40,215   $36,210   $ 13,980
 Discontinued operations
   Income from operations, net of taxes               -         -      1,418
   Loss on sale, net of taxes                         -         -    (15,779)
                                                -------   -------   --------
 Net income (loss)                              $40,215   $36,210   $   (381)
                                                =======   =======   ========

PRIMARY
Common and common equivalent shares -
 Weighted average number of
   common shares outstanding                     12,601    12,322     12,252
 Stock options included under
   the treasury stock method (1)                    292       342        173
                                                -------   -------   --------
                                                 12,893    12,664     12,425
                                                =======   =======   ========
Income (loss) per share -
 Income from continuing operations              $  3.12   $  2.86   $   1.13
                                                =======   =======   ========
 Discontinued operations
   Income from operations, net of taxes         $     -   $     -   $    .11
                                                =======   =======   ========
   Loss on sale, net of taxes                   $     -   $     -   $  (1.27)
                                                =======   =======   ========
 Net income (loss) per common share             $  3.12   $  2.86   $   (.03)
                                                =======   =======   ========


                                                                      EXHIBIT 11

                            WYLE ELECTRONICS                         PAGE 2 OF 2

                    CALCULATION OF INCOME (LOSS) PER SHARE

             FOR THE YEARS ENDED DECEMBER 31, 1996, 1995, AND 1994
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                              1996      1995       1994
                                             -------   -------   --------

FULLY DILUTED (2)
Common and common equivalent shares -
 Weighted average number of
   common shares outstanding                  12,601    12,322    12,252
 Stock options included under
   the treasury stock method (1)                 329       360       184
                                             -------   -------   -------
                                              12,930    12,682    12,436
                                             =======   =======   =======
Income (loss) per share -
 Income from continuing operations           $  3.11   $  2.86   $  1.12
                                             =======   =======   =======
 Discontinued operations
   Income from operations, net of taxes      $     -   $     -   $   .11
                                             =======   =======   =======
   Loss on sale, net of taxes                $     -   $     -   $ (1.27)
                                             =======   =======   =======
 Net income (loss) per common share          $  3.11   $  2.86   $  (.03)
                                             =======   =======   =======


(1) Under the primary computation the assumed repurchase price of option shares is based on the average market price for the period. Under the fully diluted computation the repurchase price is based on the higher of the average market price or the month-end closing price, whichever provides greater dilution.

(2) Net income per average common and common equivalent share presented on the face of the consolidated statements of income represents primary earnings per share. Dual presentation of primary and fully diluted earnings per share has not been made on the consolidated statements of income because the differences are insignificant.